Stock Option Agreement
Net Perceptions, Inc.
with
Albert W. Weggeman

Stock Option Agreement (the “Agreement”) made as of this 3rd day of October, 2006, by and between Net Perceptions, Inc., a Delaware corporation, having its principal office at One Landmark Square, 22nd Floor, Stamford, Connecticut 06901 (the “Company”), and Albert W. Weggeman, an individual residing at the address set forth on the signature page hereof (the “Optionee”).

Whereas, the Company and the Optionee have entered into an employment agreement dated as of September 22, 2006 (the "Employment Agreement"), pursuant to which the Optionee shall serve as the Company's President and Chief Executive Officer; and

Whereas, the Employment Agreement provides that the Company shall issue options to the Optionee with terms and provisions as set forth in a stock option agreement in a form satisfactory to the Company, and the parties hereto intend that this Agreement shall constitute such agreement.

Now, Therefore, the parties agree as follows:

1.    Option Grant. Subject to the provisions hereinafter set forth, the Company hereby grants to the Optionee, as of October 3, 2006 (the “Grant Date”), the right, privilege and option (the “Option” or "Options") to purchase all or any part of an aggregate of 2,491,419 shares (the “Shares”) of common stock of the Company, $0.0001 par value per share (the “Common Stock”), such number being subject to adjustment as provided in Section 7 hereof.

2.     Exercise Price. Subject to adjustment as provided in Section 7 hereof, the purchase price of the Common Stock as to which this Options may be exercised (the “Exercise Price”) shall be $0.64 per Share.

3.    Exercise of Options. The term of the Options shall be for a period of ten (10) years from the Grant Date and shall expire without further action being taken at 5:00 p.m., Eastern United States time, on the tenth anniversary of the Grant Date (or, if such date is a Saturday, Sunday or legal holiday, on the last day prior to such anniversary date as is not a Saturday, Sunday or legal holiday), subject to earlier termination as provided in Section 5 hereof (the “Expiration Date”). The Options may be exercised at any time, or from time to time, prior to the Expiration Date as to any part or all of the Options when vested in accordance with Section 4 below.

4.    Vesting. The Options shall vest in accordance with the following schedule:

4.1    Options to purchase 1,245,709 Shares (the "Time-vesting Options") shall vest in thirty-six equal monthly consecutive tranches commencing on November 3, 2006.

4.2    Options to purchase 1,245,710 Shares (the "Performance Options") shall vest as follows:

(a)    415,237 Performance Options (the “First Performance Options”) shall vest as of March 31, 2008, if the Company’s EBITDA for the year ending December 31, 2007 (“Year 1”) is not less than $13,800,000 (the “Year 1 Target”); if the Year 1 Target is not achieved, and if the sum of the Company’s EBITDA for the years ending December 31, 2007 and 2008 is not less than the sum of the Year 1 Target plus the Year 2 Target (as defined below), then the First Performance Options shall vest, as of March 31, 2009.

(b)    415,237 Performance Options (the “Second Performance Options”) shall vest as of March 31, 2009, if the Company’s EBITDA for the year ending December 31, 2008 (“Year 2”) is not less than $15,700,000 (the “Year 2 Target”); if the Year 2 Target is not achieved, and if the sum of the Company’s EBITDA for the years ending December 31, 2008 and 2009 is not less than the sum of the Year 2 Target plus the Year 3 Target (as defined below), then the Second Performance Options shall vest, as of March 31, 2010.

(c)    415,236 Performance Options (the “Third Performance Options”) shall vest as of March 31, 2010, if the Company’s EBITDA for the year ending December 31, 2009 (“Year 3”) is not less than $17,200,000 (the “Year 3 Target”); if (i) the Year 3 Target is not achieved, and (ii) the Company renews the employment agreement of the Employee for another three-year term, and (iii) the sum of the Company’s EBITDA for the years ending December 31, 2009 and 2010 is not less than the sum of the Year 3 Target plus the Year 4 Target (as defined hereinafter), then the Third Performance Options shall vest, as of March 31, 2011. “Year 4 Target” means an amount of the Company’s EBITDA for the year ending December 31, 2010 that will be agreed upon by the parties in the renewed employment agreement, if any.

(d)    For purposes hereof, "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization, without giving effect to any acquisitions from and after the commencement of the Optionee's employment with the Company, and shall be determined by the Company on a consistent basis by reference to the Company’s audited financial statements included in its annual report on Form 10-K for the relevant year. For the years ending December 31, 2006 and 2007, EBITDA as aforesaid shall be increased by the amount of expenses relating to the acquisition and financing on October 3, 2006, of Concord Steel and Wilmington Steel to the extent such expenses are not capitalized and amortized.

5.    Termination.

5.1    Termination for Any Reason Except Death, Disability or Cause. If Optionee is terminated for any reason other than Optionee’s death, permanent disability or cause (each as defined in Section 7(a) and 7(b) of the Employment Agreement), then this Option, to the extent (and only to the extent) that it is vested in accordance with the provisions of Section 4 hereof on the effective date of termination, may be exercised by Optionee no later than thirty (30) days after said date , but in any event no later than the Expiration Date.

5.2    Termination Because of Death or Disability. If Optionee is terminated because of death or permanent disability of Optionee pursuant to Section 7(a) of the Employment Agreement, then this Option, to the extent that it is vested in accordance with the schedule set forth in Section 4 hereof on the date of termination, may be exercised by Optionee (or Optionee’s legal representative or authorized assignee) no later than twelve (12) months after the date of termination, but in any event no later than the Expiration Date.

5.3    Termination for Cause by the Company, or Voluntarily by the Optionee. If an Optionee is terminated pursuant to Section 7(b) ("Cause") of the Employment Agreement, or if the Optionee voluntarily terminates his employment, neither the Optionee, nor the Optionee’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, whether or not the Optionee may receive payment from the Company or any subsidiary, after such termination, for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Optionee that Optionee’s service is terminated.

5.4    No Obligation to Employ. Nothing in this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, a Subsidiary or an Affiliate, or limit in any way the right of the Company or any Affiliate or Subsidiary of the Company to terminate Optionee’s employment or other relationship at any time, with or without Cause. This Agreement does not constitute an employment or other service contract. This Agreement does not guarantee employment or other service for the length of time of the vesting schedule or for any portion thereof as set forth herein.

6.    Manner of Exercise.

6.1    Stock Option Exercise Procedures. To exercise this Option, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) shall execute and deliver to the Company an option exercise notice (the "Option Exercise Notice" or "Exercise Notice"), and pay the Exercise Price with respect to the number of Options then being exercised, by immediately available funds. Exercise of the Options shall not be deemed effective until receipt of the Exercise Notice and payment of the full amount of consideration for the Options then being exercised, together with such additional documents and information as the Company may reasonably require.

6.2    Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise.

6.3    Payment. An exercise of this Option shall be accompanied by full payment of the aggregate Exercise Price for the Shares being purchased (a) in cash (by check), or (b) provided that a public market for the Company’s stock exists: (1) through a “same day sale” commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the aggregate Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the aggregate Exercise Price directly to the Company; or (2) through a “margin” commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the aggregate Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the aggregate Exercise Price directly to the Company. Notwithstanding the foregoing, the Board of Directors, in its absolute discretion, may allow for the full payment of the aggregate Exercise Price for the Shares being purchased to be made by any other method which is in accordance with the provisions hereof.

6.4    Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or provide for any applicable federal or state withholding obligations of the Company. If the Board of Directors permits, the Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value (determined as of the date that the tax must be withheld) equal to the amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

6.5    Issuance of Shares. Provided that the exercise procedures, including payment, are completed in accordance with the provisions hereof, the Company shall issue the Shares registered in the name of Optionee, Optionee’s authorized assignee, or Optionee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

7.    Certain Adjustments.

7.1    In the event of a payment of a stock dividend or the declaration and effecting of a stock split (including a reverse stock split):

(i)    the number of Shares acquirable upon exercise of Options then unexercised shall be adjusted to the number determined by multiplying the number of Shares by a fraction (which may be greater than 1), of which the numerator shall equal the number of shares of Common Stock issued and outstanding immediately after such stock dividend or stock split, and the denominator shall be the number of the shares of Common Stock issued and outstanding immediately prior to the declaration of such stock dividend or stock split; and

(ii)    the Exercise Price per Share acquirable upon exercise of Options then unexercised shall be adjusted to the number determined by multiplying the Exercise Price by a fraction (which may be greater than 1), of which the numerator shall equal the number of the shares of Common Stock issued and outstanding immediately prior to the declaration of such stock dividend or stock split, and the denominator shall equal the number of shares of Common Stock issued and outstanding immediately after such stock dividend or stock split.

7.2    If the Company is a party to a merger, consolidation or other similar reorganization (collectively, a "Reorganization"), and the Company is not the surviving entity in the Reorganization, the Options shall be subject to the provisions of such agreement or plan of Reorganization. Such agreement or plan shall provide for any one or more of the following:

(i)    the assumption of the Options by the surviving entity in the Reorganization, or any parent or subsidiary thereof;

(ii)    the substitution by the surviving entity or any parent or sub-si-diary thereof of options to acquire securities of the surviving entity or any parent or subsidiary thereof;

(iii)    the immediate full vesting and accelerated expiration of the Options;

(iv)    settlement of the value of the Options in cash or cash equivalents, followed immediately by cancellation of the Options.

The terms of any of the foregoing shall be in the absolute discretion of the Company and the other parties to the Reorganization.

8.    Compliance With Laws and Regulations. The exercise of this Option and the issuance and transfer of Shares to the Optionee shall be subject to compliance by the Company and Optionee with (i) all applicable requirements of federal and state securities laws, (ii) all ap-plicable requirements of any stock exchange on which the Company’s Common Stock may be listed and (iii) any applicable policy of the Company regarding the trading of securities of the Com-pany, each at the time of such issuance and transfer. Optionee understands that the Com-pany is under no obligation to register or qualify the Shares with the Securities and Exchange Com-mission, any state securities commission or any stock exchange or market to effect such compliance.

9.    Nontransferability of Option. This Option may not be transferred in any manner other than transfers by will or by the laws of descent and distribution or to members of the Optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members, as the case may be. For this purpose, “immediate family” means the Optionee’s spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of Options made under this provision will not be effective until notice of such transfer is delivered to the Company. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee. No purported transfer shall be deemed effective unless accomplished in accordance with applicable federal and state securities laws.

10.    Privileges of Stock Ownership. Optionee shall not have any of the rights of a stockholder with respect to any Shares until the Shares are issued to Optionee.

11.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Board of Directors for review. The resolution of such a dispute by the Board of Directors shall be final and binding on the Company and Optionee.

12.    Entire Agreement. This Agreement and those portions of the Employment Agreement referred to herein constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter; provided, however, that any agreement, covenant or undertaking by the Optionee with respect to the sale or any other transfer of any capital stock of the Company, whether in force on the date hereof or hereafter made, is deemed incorporated herein and made a part hereof..

13.    Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

14.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

15.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such state, other than conflict of laws principles thereof directing the application of any law other than that of Delaware.

16.    Acceptance; Tax Consequences. Optionee hereby acknowledges receipt of a copy of this Agreement. Optionee has read and understands the terms and provisions of the Agreement and accepts this Option subject to all the terms and conditions of this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

17.    Covenants of the Optionee. The Optionee agrees (and for any heir, executor, administrator, legal representative, successor, or assignee hereby agrees), as a condition upon exercise of the Option granted hereunder:

(a)    Upon the request of the Board of Directors, to execute and deliver a certificate, in form satisfactory to the Board of Directors, certifying that the Shares being acquired upon exercise of the Option are for such person’s own account for investment only and not with any view to or present intention to resell or distribute the same. The Optionee hereby agrees that the Company shall have no obligation to deliver the Shares issuable upon exercise of the Option unless and until such certificate shall be executed and delivered to the Company by the Optionee or any successor.

(b)    Upon the request of the Board of Directors, to execute and deliver a certificate, in form satisfactory to the Board of Directors, certifying that any subsequent resale or distribution of the Shares by the Optionee shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with regard to the Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionee shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction contained in this subparagraph (b) shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current, or (ii) re-offerings of Shares by Affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being re-offered are registered under the Securities Act and a prospectus in respect thereof is current.

(c)    That certificates evidencing Shares purchased upon exercise of the Option shall bear a legend, in form satisfactory to counsel for the Company, manifesting the investment intent and resale restrictions of the Optionee described in this Section.

(d)    That upon exercise of the Option granted hereby, or upon sale of the Shares purchased upon exercise of the Option, as the case may be, the Company shall have the right to require the Optionee to remit to the Company, or in lieu thereof, the Company may deduct, an amount of shares or cash sufficient to satisfy federal, state or local withholding tax requirements, if any, prior to the delivery of any certificate for such Shares or thereafter, as appropriate.

18.    Obligations of the Company

18.1    Upon the exercise of this Option in whole or in part, the Company shall cause the purchased Shares to be issued only when it shall have received the full payment of the aggregate Exercise Price in accordance with the terms of this Agreement.

18.2    The Company shall cause certificates for the Shares as to which the Option shall have been exercised to be registered in the name of the person or persons exercising the Option, which certificates shall be delivered by the Company to the Optionee only against payment of the full Exercise Price in accordance with the terms of this Agreement for the portion of the Option exercised.

18.3    In the event that the Optionee shall exercise this Option with respect to less than all of the Shares of Common Stock that may be purchased under the terms hereof, the Company shall issue to the Optionee a new Option, duly executed by the Company and the Optionee, in form and substance identical to this Option, for the balance of Shares of Common Stock then issuable pursuant to the terms of this Option.

18.4    Notwithstanding anything to the contrary contained herein, neither the Company nor its transfer agent shall be required to issue any fraction of a Share of Common Stock in connection with the exercise of this Option, and the Company shall, upon exercise of this Option in whole or in part, issue the largest number of whole Shares of Common Stock to which this Option is entitled upon such full or partial exercise and shall return to the Optionee the amount of the aggregate Exercise Price paid by the Optionee in respect of any fractional Share.

18.5    The Company may endorse such legend or legends upon the certificates for Shares issued to the Optionee and may issue such “stop transfer” instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appro-priate to: (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act; (ii) implement the provisions of this Agreement and any agreement between the Company and the Optionee with respect to such Shares; or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an incentive stock option granted pursuant to this Agreement.

18.6    The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares to the Optionee, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the Optionee, unless such Registration Statement under the Securities Act has been filed by the Company for its own corporate purposes (and the Company so states) in which event the Optionee shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement.

18.7    All Shares issued following exercise of the Option and the payment of the Exercise Price in accordance with the terms of this Agreement therefore shall be fully paid and non-assessable to the extent permitted by law.

19.    Miscellaneous

19.1    If the Optionee loses this Agreement representing the Option granted hereunder, or if this Agreement is stolen or destroyed, the Company shall, subject to such reasonable terms as to indemnity as the Board of Directors, in its absolute discretion shall require, enter into a new option agreement pursuant to which the Company shall issue a new Option, in form and substance identical to this Option, and in substitution for, the Option so lost, stolen or destroyed, and in the event this Agreement representing the Option shall be mutilated, the Company shall, upon the surrender hereof, enter into a new option agreement pursuant to which the Company shall issue a new Option, in form and substance identical to this Option, and in substitution for, the Option so mutilated.

   19.2    This Agreement cannot be amended, supplemented or changed, and no provision hereof can be waived, except by a written instrument making specific reference to this Agreement and signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. A waiver of any right derived hereunder by the Optionee shall not be deemed a waiver of any other right derived hereunder.

19.3    This Agreement may be executed in any number of counterparts, but all counterparts will together constitute but one agreement.

19.4    Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company for review. The resolution of such a dispute by Company shall be final and binding on the Company and Optionee.

[Signature page follows:]

In Witness Whereof, the Company has caused this Stock Option Agreement to be executed in duplicate by its duly authorized representative, and Optionee has executed this Agreement in duplicate.

Optionee: __________________________________ Albert W. Weggeman	Net Perceptions, Inc. By:_____________________________________ Nigel P. Ekern, Chief Administrative Officer
Optionee's Address: _______________________________ _______________________________ _______________________________ _______________________________